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                       TRANSACT TECHNOLOGIES INCORPORATED

                                  EXHIBIT 21.1

               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED

                                                   Jurisdiction of                           Percentage
Name                                                Incorporation             Owner             Owned
----                                               ---------------         ------------      ----------
Magnetec Corporation                               Connecticut               TransAct           100%
                                                                           Technologies
                                                                           Incorporated

Ithaca Peripherals Limited                         United Kingdom            Magnetec           100%
                                                                           Corporation

TransAct Technologies International Ltd            Barbados                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated